Exhibit (A)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

of

GOLDEN TELECOM, INC.

at

$105.00 Net Per Share

by

LILLIAN ACQUISITION, INC.,

a Wholly Owned Subsidiary of

VIMPELCOM FINANCE B.V.

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

NEW YORK CITY TIME, ON FEBRUARY 15, 2008, UNLESS THE OFFER IS

EXTENDED BY LILLIAN ACQUISITION, INC.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Certificates”) evidencing shares of common stock, par value $.01 per share (the “Shares”), of Golden Telecom, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mailed to the Depositary. See “The Tender Offer—Section 3. Procedures for Tendering Shares of the Company’s Common Stock” of the Offer to Purchase.

See “The Tender Offer—Section 3. Procedures for Tendering Shares of the Company’s Common Stock” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail: Citibank, N.A. c/o Mellon Investor Services LLC P.O. Box 3301 South Hackensack, NJ 07606-3301	By Facsimile (for Guarantees of Delivery): For Eligible Institutions Only: (201) 680-4626 For Confirmation Only Telephone: (201) 680-4860	By Hand or Overnight Courier: Citibank, N.A. c/o Mellon Investor Services LLC 480 Washington Blvd Jersey City, NJ 07310

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution”, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer—Section 3. Procedures for Tendering Shares of the Company’s Common Stock”) and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Lillian Acquisition, Inc., a Delaware corporation (“Merger Sub”), and a wholly owned subsidiary of VimpelCom Finance B.V., a private company with limited liability incorporated under the laws of The Netherlands (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 18, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under “The Tender Offer—Section 3. Procedures for Tendering Shares of the Company’s Common Stock” in the Offer to Purchase.

Number of Shares Tendered (Please Type or Print):

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer:    ☐

Account Number:

Date:

Name of Record holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

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GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a member in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Guarantee Program, the Stock Exchange Medallion Program or any other “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three Nasdaq Global Select Market trading days after the Expiration Date.

Name of Firm:

Authorized Signature:

Name:

Please Type or Print:

Title:

Address:

Zip Code:

Telephone No.:

Dated:                                 , 2008

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM; SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ TRADING DAYS AFTER THE EXPIRATION DATE.

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